UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): July 28, 2005

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01  Entry into a Material Definitive Agreement

        Cal-Maine Foods, Inc. (the “Company”) has entered into an Agreement to Form a Limited Liability Company, Transfer Assets Thereto, and Purchase Units of Membership Therein, dated July 28, 2005 (the “Agreement”), with Hillandale Farms of Florida, Inc. and Hillandale Farms, Inc. (collectively, “Hillandale” herein) and the shareholders of Hillandale, whereby the Company will acquire most of the egg production and marketing operations of Hillandale. The parties to the Agreement will form a new limited liability company, Hillandale, LLC, to which the assets, liabilities and operations of Hillandale to be acquired will be transferred. The two Hillandale companies will be the initial members of Hillandale, LLC for formational purposes. At the closing of the acquisition, the Company will purchase 51% of the Units of Membership of Hillandale, LLC from Hillandale at a presently estimated cost of approximately $30 to $35 million, subject to adjustment upwards or downwards, based upon valuations agreed upon by the parties to the Agreement. The Company will purchase the remaining 49% of the Units of Membership of Hillandale, LLC in essentially equal installments over a period of 48 months following the closing, with the purchase price for the units to be equal to their book value as calculated in accordance with the terms of the Agreement. The acquisition will be made for cash, from the Company’s available funds, and borrowings to the extent necessary.

        Hillandale began operations in Florida over 30 years ago and is a major egg production and marketing company in the United States. Hillandale has a strong marketing presence in Florida, Georgia and Alabama. When completed, the acquisition is expected to increase the Company’s current egg production capacity by approximately 30%.

Item 2.02  Results of Operations and Financial Condition

        On August 1, 2005, the Company issued a press release announcing its financial results for the fiscal year ended May 28, 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits

     (c)  Exhibits.

2.1	Agreement to Form a Limited Liability Company, Transfer Assets Thereto, and Purchase Units of Membership Therein, dated July 28, 2005, by and among Hillandale Farms of Florida, Inc., Hillandale Farms, Inc., Cal-Maine Foods, Inc. and Jack E. Hazen, Jack E. Hazen, Jr., Homer E. Honeycutt, Jr., Orland R. Bethel and Dorman W. Mizell.

99.1	Press Release Issued by the Company on August 1, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

By:	/s/ Fred R. Adams, Jr. Fred R. Adams, Jr. Chairman of the Board and Chief Executive Officer

Dated:	August 2, 2005

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